Exhibit 10.25

AMENDMENT NUMBER 1

TO

2000 CITY NATIONAL BANK

EXECUTIVE DEFERRED COMPENSATION PLAN

(Amended and Restated for Plan Years 2004/05 and Later

Effective on January 1, 2009)

WHEREAS, City National Bank (“Bank”) maintains the 2000 City National Bank Executive Deferred Compensation Plan (the “Plan”) to provide supplemental retirement income benefits for a select group of management and highly compensated employees through deferrals of salary and/or commissions and bonuses;

WHEREAS, pursuant to Section 3.1(b)(i) of the Plan the amount of Salary which an Eligible Employee may elect to defer is, subject to the limitations in Section 3.1(d), if applicable, any percentage or dollar amount of Salary up to 75%;

WHEREAS, pursuant to Section 8.4 of the Plan, the Bank has the right to amend the Plan;

WHEREAS, it is desirable to amend the Plan with respect to the amount of Salary which an Eligible Employee may elect to defer to reduce the maximum percentage which may be deferred to 75%; and

WHEREAS, this amendment is intended not to constitute a material modification, in accordance with Section 1.409A-6(a)(4)(i)(B) of the Treasury Regulations;

NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2010 as follows:

1.             Section 3.1(b)(i) of the Plan is amended to read as follows:

“Any percentage or dollar amount of Salary up to 75%;”

2.             Except as provided herein, the terms of the Plan remain in full force and effect with respect to Grandfathered Amounts.

IN WITNESS WHEREOF, the Bank has caused its duly authorized officer to execute this Amendment to be effective as of the date first referenced above..

CITY NATIONAL BANK

By:	/s/ Patti Fischer
Patti Fischer
Its: Senior Vice President Human Resources